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                                               Exhibit 3.2

                                    BYLAWS

                                      OF

                         CONTINENTAL CABLEVISION, INC.


                            As Adopted on June 14, 1996
                         And Amended on November 15, 1996


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                                      BYLAWS

                                        OF

                           CONTINENTAL CABLEVISION, INC.



                                  ARTICLE ONE

                                    Offices

    The principal office of the corporation shall be designated from time to time by the corporation and may be within or outside of Delaware.

    The corporation may have such other offices, either within or outside of Delaware, as the Board of Directors may designate or as the business of the corporation may require from time to time.

    The registered office of the corporation required by the Delaware
General Corporation Law to be maintained in Delaware may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.


                                 ARTICLE TWO

                                 Stockholders

    Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on the First Friday in March in each year beginning in 1997, at an hour to be named in the notice of the meeting, or at such other date and time as the Board of Directors shall determine, for the purpose of electing Directors of the corporation and for the transaction of such other business as may come before the meeting. If the annual meeting is not held on the day designated, or at any adjournment thereof, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as is convenient.

    Section 2. Special Meetings. Special meetings of the stockholders may be called for any purpose. Such meetings may be called by the President or by the Board of Directors, and shall be called by the President at the request of holders of shares representing at least ten percent (10%) of all of the votes entitled to be cast on any issue proposed to be considered at the meeting.

    Section 3. Place of Meeting. The Board of Directors may designate any place either within or outside Delaware as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting is called other than by the Board of Directors, the place of the meeting shall be the principal office of the corporation.

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    Section 4.  Notice of Meeting.  Written notice stating the place, date, and hour of the meeting shall be given delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, except that,
(i) if the authorized shares are to be increased, at least thirty (30) days' notice shall be given, or (ii) any other longer notice period is required by the Delaware General Corporation Law. Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice shall be given personally or by U.S. mail (postage prepaid), private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.

    Section 5. Record Date. For the purpose of determining stockholders entitled to (i) notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) receive distributions or share dividends, or (iii) demand a special meeting, or to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix, in advance, a date as the record date for the determination of stockholders. Such date shall be not more than sixty (60) days, and for a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders is made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

    Notwithstanding the above, the record date for determining the stockholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the corporation.

    Section 6. Quorum. A majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on that matter. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater proportion or number is required by law or the Articles of Incorporation. If a quorum is not represented at any meeting of the stockholders, such meeting may be adjourned for a period not to exceed one hundred twenty (120) days for any one adjournment.

    Section 7. Proxies. At all meetings of stockholders, a stockholder may vote by proxy by signing an appointment form or similar writing, either personally or by his duly authorized attorney-in-fact. The proxy appointment form or similar writing shall be filed with the Secretary of the corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the corporation and is valid for eleven (11) months unless a different period is expressly provided in the appointment form or similar writing.

    Section 8. Informal Action by Stockholders. Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the corporation having the votes that would be necessary to authorize or take such action at a meeting at which all shares entitled

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to vote thereon were presented and voted, and the writing or writings are filed with the permanent records of the corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be give to those stockholders who have not consented in writing.


                                 ARTICLE THREE

                               Board of Directors

    Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of its Board of Directors, except as otherwise provided in the Delaware General Corporation Law or the Articles of Incorporation.

    Section 2. Number, Tenure and Qualifications. The Board of Directors shall consist of one person of the age of eighteen years or older who need not be stockholders of the corporation or residents of Delaware. A Director of the corporation shall be elected at the annual meeting of the stockholders and shall serve until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified.

    Section 3. Vacancies. A vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the stockholders or the Board of Directors. If the Directors remaining in office constitute fewer than a quorum of the Board, the Directors may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. Whether elected by the Directors or the stockholders, a Director shall hold office until the next annual stockholders' meeting at which Directors are elected.

    Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of stockholders and at such other times as shall be fixed by the Board. The Board of Directors may designate any place, either within or outside Delaware, as the place of meeting for any regular meeting.

    Section 5. Special Meetings. Special meetings of the Board of Directors may be called at any time by or at the request of the President or any of the Directors. The person or persons authorized to call special meetings of the Board may fix any place, either within or outside Delaware, as the place for holding any special meeting.

    Section 6. Notice. Notice need not be given of regular meetings of the Board of Directors, nor need notice be given of adjourned meetings. Notice of special meetings shall be given at least two (2) days prior to the meeting by written notice either personally delivered or mailed to each Director at his business address, or by notice transmitted by telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication. If mailed, such notice shall be deemed to be given and to be effective on the earlier of (i) three (3) days after such notice is deposited in the U.S. mail (postage prepaid), or (ii) the date

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shown on the return receipt, if mailed by registered or certified mail return receipt requested. If notice is given by telex, electronically transmitted facsimile or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent.

    A Director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such Director. Such waiver shall be delivered to the corporation for filing with the corporate records. Further, attendance of the Director at a meeting shall constitute a waiver of notice of that meeting, except when the Director attends for the express purpose of objecting to the transaction of any business at that the meeting because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

    Section 7. Quorum and Voting. A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business, and the acts of a majority of Directors present at a meeting at which a quorum is present shall constitute the acts of the Board of Directors. If, at any meeting of the Board of Directors, less than a quorum is present, a majority of those present may adjourn the meeting from time to time without further notice, for a period not to exceed sixty (60) days at any one adjournment.

    Section 8. Compensation. Directors shall be entitled to receive from the corporation such compensation and reimbursement for expenses as the Board of Directors may determine from time to time.

    Section 9. Committees. The Board of Directors may, by resolution adopted by a majority of the Board in office when the action is taken, designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors; except that no such committee shall have the authority to (i) declare dividends or distributions,
(ii) approve or propose to stockholders actions or proposals required by the Delaware General Corporation Law to be approved by stockholders, (iii) fill vacancies on the Board of Directors or any committee thereof, (iv) amend the Articles of Incorporation, (v) adopt, amend or repeal the Bylaws,
(vi) approve a plan of merger not requiring stockholder approval,
(vii) reduce earned or capital surplus, (viii) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or (ix) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee.

    Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the Board of Directors or a member of the committee in question with his responsibility to conform to the standard of care set forth in Article Three, Section 12 of these Bylaws.

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    Section 10.  Informal Action by Directors.  Any action required or permitted to be taken at a meeting of the Directors or any committee designated by the Board of Directors may be taken without a meeting if a written consent (or counterparts there) that sets forth the action so taken is signed by all of the Directors entitled to vote with respect to the action taken. Such consent shall have the same force and effect as a unanimous vote of the Directors or committee members and may be stated as such in any document. Unless the consent specifies a different effective date, action taken under this Section 10 is effective at the time the last Director signs a writing describing the action taken, unless, before such time, any Director has revoked his consent by a writing signed by the Director and received by the President or the Secretary of the corporation.

    Section 11. Telephonic Meetings. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of communication by which all persons participating in the meeting can hear each other during the meeting. Such participation shall constitute presence at the meeting.

    Section 12. Standard of Care. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.


                             ARTICLE FOUR

                               Officers


    Section 1. Enumeration of Offices. The corporation shall have as officers a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The corporation may also have a Chief Financial Officer, a General Counsel, and a Controller as the Board may elect. Such other officers as may be deemed necessary may also be elected by the Board of Directors. One person may hold more than one office. In all cases where the duties of any officer is not prescribed by the Bylaws or by the Board of Directors, such officer shall follow the orders and instruction of the President of the corporation.

    Section 2. Term of Office. The officers of the corporation shall be elected by the Board of Directors at each annual meeting of the Board held after each annual meeting of the stockholders or as soon thereafter as conveniently may be. Each officer shall hold office until a successor is elected and qualified or until such officer's resignation, death or removal.

    Section 3. Removal. Any officer may be removed at any time with or without cause by action of the shareholders, the Board of Directors or an officer(s) authorized by the Board.

    Section 4. Vacancies. A vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors, or by an officer(s) authorized by the Board, for the unexpired portion of the officer's term.

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    Section 5.  President; Powers and Duties. Subject to the direction and supervision of the Board of Directors, the President shall be the chief executive officer of the corporation, and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. The President shall preside at all meetings of the stockholders and the Board of Directors. Any document may be signed by the President or any other person who may be thereunto authorized by the President or the Board of Directors (said authorization to be in writing and filed with the Secretary of the corporation).

    Section 6. Vice Presidents; Powers and Duties. Each Vice President shall have such powers and perform such duties as may be assigned by the Board of Directors or the President. In case of the absence or disability of the President, or a vacancy in the office, a Vice President designated by the President or the Board of Directors shall exercise all the powers and perform all the duties of the President.

    Section 7. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the stockholders and the Board of Directors and shall keep the minutes for such meetings in one or more books provided for that purpose. The Secretary shall be custodian of the corporate records, except those required to be in the custody of the Treasurer or the Controller, shall keep the seal of the corporation and shall execute and affix the seal of the corporation to all documents duly authorized for execution under seal on behalf of the corporation, and shall perform all of the duties incidental to the office of Secretary, as well as such other duties as may be assigned by the President or the Board of Directors.

    The Assistant Secretaries shall perform such of the Secretary's duties as the Secretary shall from time to time direct. In case of the absence or disability of the Secretary, or a vacancy in the office, an Assistant Secretary designated by the President or the Board of Directors, if the office is not vacant, shall perform the duties of the Secretary.


    Section 8. Treasurer and Assistant Treasurers; Powers and Duties. The Treasurer shall have care and custody of the funds and securities of the corporation, shall deposit such funds in the name and to the credit of the corporation with such depositories as the Treasurer shall approve, shall disburse the funds of the corporation for proper expenses and dividends, and as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall perform all of the duties incident to the office of Treasurer, as well as such other duties as may be assigned by the President or the Board of Directors. In the event there is no Chief Financial Officer, the Treasurer shall perform the duties of Chief Financial Officer. In the event there is no Controller, the Treasurer shall also be the principal accounting officer of the corporation and shall perform the duties incident to the office of Controller.

    The Assistant Treasurers shall perform such of the Treasurer's duties as the Treasurer shall from time to time direct. In case of the absence or disability of the Treasurer, or a vacancy in the office, an Assistant Treasurer designated by the President or the Board of Directors, if the office is not vacant, shall perform the duties of the Treasurer.

    Section 9. Chief Financial Officer; Powers and Duties. The Chief Financial Officer shall be responsible for maintaining the financial integrity of the corporation, shall prepare the financial plans for the corporation and shall monitor the financial performance of the corporation and its subsidiaries, as well as performing such other duties as may be assigned by the President or the Board of Directors.

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    Section 10.  General Counsel; Powers and Duties.  The General Counsel
shall be a licensed attorney at law and shall be the chief legal officer of the corporation. The General Counsel shall have such power and exercise such authority and provide such counsel to the corporation as deemed necessary or desirable to enforce the rights and protect the property and integrity of the corporation, shall also have the power, authority, and responsibility for securing for the corporation all legal advice, service and counseling, and shall perform all of the duties incident to the office of General Counsel, as well as such other duties as may be assigned by the President or the Board of Directors.

    Section 11.  Controller and Assistant Controllers; Powers and Duties.
The Controller shall be the chief accounting officer of the corporation and shall keep and maintain in good and lawful order all accounts required by law and shall have sole control over, and ultimate responsibility for, the accounts and accounting methods of the corporation and the compliance of the corporation with all systems of accounts and accounting regulations prescribed by law. The Controller shall audit, to such extent and at such times as may be required by law or as the Controller may think necessary, all accounts and records of corporate funds or property, by whomsoever kept, and for such purposes shall have access to all such accounts and records. The Controller shall make and sign all necessary and proper accounting statements and financial reports of the corporation, and shall perform all of the duties incident to the office of Controller, as well as such other duties as may be assigned by the President or the Board of Directors.

    The Assistant Controllers shall perform such of the Controller's duties as the Controller shall from time to time direct. In case of the absence or disability of the Controller, or a vacancy in the office, an Assistant Controller designated by the President or the Board of Directors, if the office is not vacant, shall perform the duties of the Controller.

    Section 12. Salaries. The salaries of all officers of the corporation shall be fixed by or in the manner provided by the Board of Directors. If authorized by a resolution of the Board, the salary of any officer other than the President may be fixed by the President or a committee of the Board. No officer shall be disqualified from receiving a salary by reason of also being a Director of the corporation.


                             ARTICLE FIVE

                          Stock Certificates

    The shares of the corporation shall be represented by certificates in such form and shall contain such information consistent with law as shall be approved by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer at the date of its issue.

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                                 ARTICLE SIX

                            Indemnification of Officers,
                          Directors, Employees and Agents


    Section 1.  Indemnification

    (a) The Corporation shall provide indemnification to and shall hold harmless any person who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the Delaware General Corporation Law, as it may be amended or interpreted from time to time, against all expenses, liability and loss (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred or suffered by him in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) The Corporation shall also indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred or suffered by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in



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this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The rights provided to any person by this Article 6 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as an officer, director, employee or agent as described above.

    Section 2.  Authorization.  Any indemnification under Section 1 of this
Article 6 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this
Article 6. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a majority vote of the stockholders.

    Section 3. Expense Advance. Expenses (including attorneys' fees) incurred by a director, officer, employee or agent of the Corporation in defending any civil, administrative, investigative or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 2 of this Article 6 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as provided in this Article 6. Any obligation to reimburse the Corporation for expense advances shall be unsecured and no interest shall be charged thereon.

    Section 4.  Non-exclusivity.  The indemnification provided by this
Article 6 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these By-Laws, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

    Section 5. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 6.

    Section 6. Settlement of Claims. The Corporation shall not be liable to indemnify any officer, director, employee or agent under this Article 6 for any amounts paid in settlement of any action or claim effected without the Corporation's written consent, which consent shall not be unreasonably withheld, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

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    Section 7.  Effect of Amendment.  Any amendment, repeal, or modification of this Article 6 shall not adversely affect any right or protection of any officer, director, employee or agent existing at the time of such amendment, repeal, or modification.

    Section 8. Subrogation. In the event of payment under this Article 6, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the officer, director, employee or agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

    Section 9. No Duplication of Payments. The Corporation shall not be liable under this Article 6 to make any payment in connection with any claim made against the officer, director, employee or agent to the extent such officer, director, employee or agent has otherwise actually received payment (under any insurance policy, agreement, vote, otherwise) of the amounts otherwise indemnifiable hereunder.

    Section 10. "The Corporation". For the purposes of this Article 6, references to "the Corporation" shall include, in addition to the resulting corporation, and at the election of the Board of Directors of the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (but only to the extent the Board of Directors of the resulting corporation so decides) shall stand in the same position under the provisions of this Article 6 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    Section 11. Other Enterprises. For purposes of this Article 6, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation" as referred to in this Article 6.

    Section 12. Continuation of Indemnification. The indemnification and advancement of expenses, provided by, or granted pursuant to, these By-laws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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                                    ARTICLE SEVEN

                                    Miscellaneous

    Section 1. Corporate Seal. The official seal for the corporation shall be circular in form and shall contain the name of the corporation and the words, "Corporate Seal" and "Delaware."

    Section 2. Fiscal Year. The fiscal year of the corporation shall be as established by the Board of Directors.

    Section 3. Waiver of Notice. When any notice is required to be given to any stockholder or Director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Delaware General Corporation Law, a waiver thereof, in writing, signed by the person entitled to such notice whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

    Section 4. Adoption or Amendment of Bylaws. The Board of Directors shall have power, to the maximum extent permitted by the Delaware General Corporation Law, to make, amend and repeal the Bylaws of the corporation at any regular or special meeting of the Board unless the stockholders, in making, amending or repealing a particular bylaw, expressly provide that the Directors may not amend or repeal such bylaw. The stockholders also shall have the power to make, amend or repeal the Bylaws of the corporation at any annual meeting or at any special meeting called for that purpose.

    Section 5. Gender. The masculine gender is used in these Bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.

    Section 6. Conflicts. In the event of any irreconcilable conflict between these Bylaws and either the corporation's Articles of Incorporation or applicable law, the latter shall control.




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